EXHIBIT 8.1




                 [SONNENSCHEIN NATH & ROSENTHAL LLP LETTERHEAD]




                               September 24, 2003



DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri  64105

Ladies and Gentlemen:

     As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by DST Systems, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of an aggregate of $540,000,000 principal amount of 4.125% Series A Convertible Senior Debentures due 2023 (the "Series A Debentures") of the Company, an aggregate of $300,000,000 principal amount of 3.625% Series B Convertible Senior Debentures due 2023 (the "Series B Debentures" and together with the Series A Debentures, the "Debentures") of the Company, and such indeterminate number of shares of common stock, par value $0.01 per share, of the Company as may be required for issuance upon conversion of the Debentures (the "Conversion Shares"), we are passing upon certain legal matters in connection with the Debentures and the Conversion Shares. The Debentures and the Conversion Shares are to be offered and sold by certain security holders of the Company.

     In connection with this opinion, we have reviewed such documents as we deemed necessary or appropriate, including:

          (a)  the Registration Statement;

          (b) the Prospectus included in the Registration Statement (the "Prospectus"); and

          (c) the Indenture, dated as of August 12, 2003 between the Company and JPMorgan Chase Bank, as trustee.

     In addition, we have made such other factual and legal inquiries we have considered necessary or appropriate.

     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Debentures set forth in the Registration Statement and the Prospectus and certain other documents, (ii) the conformity of the Debentures to the terms set forth in the Registration Statement and Prospectus, and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We have also assumed that the transactions related to the issuance of the Debentures, and the subsequent transactions involving the Debentures, will be consummated in the manner contemplated by the Registration Statement and the Prospectus. If any of the above-described assumptions are untrue for any reason or if the issuance of the Debentures, or subsequent transactions involving the Debentures, are consummated in a manner that is inconsistent with the manner described in the Registration Statement and the Prospectus, our opinion as expressed below may be adversely affected and may not be relied upon.

     On the basis of the foregoing, and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

     1. Subject to the limitations set forth therein, the statements made in the Prospectus under the heading "Material U.S. Federal Income Tax Considerations" fairly summarize the matters described therein.

     We express no opinion concerning any tax consequences associated with the Debentures other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Debentures, or any inaccuracy in the statements, facts, assumptions and representations on which we relied, may affect the continuing validity of the opinion set forth herein.

     This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof. Moreover, we note that there is not authority directly on point dealing with securities such as the Debentures or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

                                     Very truly yours,

                                     SONNENSCHEIN NATH & ROSENTHAL LLP

                                     /s/ Sonnenschein Nath & Rosenthal LLP